Exhibit 21

ELPF Subsidiaries

as of March 7, 2008

Excelsior LaSalle Property Fund Inc.	Maryland	100.00%
Legacy Village Holdings III LLC	Delaware	100.00%
Legacy Village Holdings II LLC	Delaware	100.00%
Legacy Village Holdings LLC	Delaware	100.00%
Legacy Village Investors LLC	Delaware	46.50%
Village Valet, LLC	Delaware	46.50%
MIVPO Member LLC	Delaware	100.00%
MIVPO LLC	Delaware	100.00%
ELPF Atlanta Member LLC	Delaware	100.00%
ELPF Jackson LLC	Delaware	100.00%
ELPF Barrow LLC	Delaware	100.00%
ELPF Cobb LLC	Delaware	100.00%
LaSalle Monee Purchaser LLC	Delaware	100.00%
LaSalle Monee Lender LLC	Delaware	100.00%
ELPF / Sutter Holdings, LLC	Delaware	100.00%
CEP XII Investors LLC	Delaware	80.00%
ELPF Kendall LLC	Delaware	100.00%
ELPF Waipio LLC	Delaware	100.00%
ELPF Northglenn Member LLC	Delaware	100.00%
ELPF Northglenn LLC	Delaware	100.00%
ELPF Pac Med LLC	Delaware	100.00%
ELPF PMB Holdings LLC	Delaware	100.00%
PMB Acquisitions #1 partners LLC	Delaware	100.00%
PMB Chandler 485 South LLC	Delaware	100.00%
PMB Northridge 18350 Roscoe LLC	Delaware	100.00%
PMB Phoenix 4545 East Chandler LLC	Delaware	100.00%
PMB Van Nuys 14624 Sherman LLC	Delaware	100.00%
PMB Bakersfield 500 Old River LLC	Delaware	100.00%
PMB Gilbert 1501 North Gilbert LLC	Delaware	100.00%
PMB Northridge 18546 Roscoe LLC	Delaware	100.00%
PMB Sun Lakes 10440 East Riggs LLC	Delaware	100.00%
PMB Phoenix 500 West Thomas LLC	Delaware	100.00%
PMB Santa Maria 116 South Palisade LLC	Delaware	100.00%
PMB Glendale 1500 South Central LLC	Delaware	100.00%
PMB Northridge 18460 Roscoe LLC	Delaware	100.00%
PMB Van Nuys 14600 Sherman LLC	Delaware	100.00%
PMB Bakersfield 300 Old River LLC	Delaware	100.00%
PMB Santa Maria 525 East Plaza LLC	Delaware	100.00%
ELPF Met Park North LLC	Delaware	100.00%
ELPF Slidell Member, Inc.	Delaware	100.00%
ELPF Slidell LLC	Delaware	100.00%
ELPF Slidell Manager Inc.	Delaware	100.00%
ELPF Meridian LLC	Delaware	90.00%
9800 South Meridian LLC	Delaware	90.00%
ELPF Forge Drive LLC	Delaware	90.00%
Forge Cupertino LLC	Delaware	90.00%
ELPF Norfleet LLC	Delaware	100.00%
ELPF Station Nine LLC.	Delaware	100.00%
ELPF Missouri Research Park I LLC	Delaware	100.00%
ELPF Missouri Research Park II LLC.	Delaware	100.00%
ELPF Howell Mill LLC	Delaware	87.85%

ELPF Scranton Road LP	Delaware	100.00%
ELPF Railway GP Inc.	Alberta	100.00%
ELPF Railway LP	Delaware	100.00%
ELPF Canada Investors GP Inc.	Delaware	100.00%
ELPF Canada Investors LP	Delaware	100.00%
ELPF Canada Trust	Delaware	100.00%
ELPF 6807 Railway Street Inc	Alberta	100.00%
ELPF 6807 Railway Street Leasehold ULC	Alberta	100.00%
ELPF Gainesville LLC	Delaware	78.00%
ELPF Athens LLC	Delaware	78.00%
ELPF Columbia LLC.	Delaware	78.00%
ELPF San Marcos LLC.	Delaware	78.00%
ELPF Tampa LLC.	Delaware	78.00%
ELPF Lafayette LLC.	Delaware	78.00%